                                                                     EXHIBIT 4.4
                                                                     -----------


                   PECO ENERGY COMPANY EMPLOYEE SAVINGS PLAN
                   -----------------------------------------

                 (Amended and Restated Effective July 1, 1999)
                 ---------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----


SECTION 1.  DEFINITIONS....................................................   1

    (a)     "Accrued Benefit"..............................................   1
    (b)     "Administrator" or "Plan Administrator"........................   1
    (c)     "Annual Additions".............................................   1
    (d)     "Board of Directors"...........................................   2
    (e)     "Code".........................................................   2
    (f)     "Company"......................................................   2
    (g)     "Compensation".................................................   2
    (h)     "Disability"...................................................   3
    (i)     "Eligible Employee"............................................   3
    (j)     "Employee".....................................................   3
    (k)     "ERISA"........................................................   3
    (l)     "Fund".........................................................   3
    (m)     "Hour of Service"..............................................   3
    (n)     "Investment Category"..........................................   5
    (o)     "Limitation Year"..............................................   5
    (p)     "Member".......................................................   5
    (q)     "Normal Retirement Date".......................................   5
    (r)     "Participating Company"........................................   5
    (s)     "Party in Interest"............................................   5
    (t)     "PECO Stock"...................................................   7
    (u)     "Plan".........................................................   7
    (v)     "Plan Year"....................................................   7
    (w)     "Qualified Military Service"...................................   7
    (x)     "Related Entity"...............................................   7
    (y)     "TRASOP".......................................................   8
    (z)     "Trustee"......................................................   8
    (aa)    "Valuation Date"...............................................   8

SECTION 2.  ADMINISTRATION OF THE PLAN.....................................   9

    (a)     ERISA Reporting and Disclosure.................................   9
    (b)     ERISA Named Fiduciary..........................................   9
    (c)     Administrative Powers..........................................   9
    (d)     Administrative Services and Expenses...........................  10
    (e)     Exculpation....................................................  10
    (f)     Claims.........................................................  10
    (g)     Indemnification................................................  11

SECTION 3. PARTICIPATION IN THE PLAN.......................................  12

   (a)     Initial Eligibility.............................................  12
   (b)     Termination and Requalification.................................  12

SECTION 4. ELIGIBLE EMPLOYEE AND PARTICIPATING COMPANY
           CONTRIBUTIONS...................................................  14

   (a)     Salary Reduction Contributions..................................  14
   (b)     Participating Company Matching Contributions....................  15
   (c)     Limitations.....................................................  15
   (d)     Compliance with Nondiscrimination Tests.........................  17
   (e)     Payroll Taxes...................................................  25
   (f)     Rollovers.......................................................  25
   (g)     Vesting.........................................................  25
   (h)     Timing of Contributions.........................................  25
   (i)     Contingent Nature of Contributions..............................  26
   (j)     Contributions With Respect to Military Service..................  26

SECTION 5. MAXIMUM CONTRIBUTIONS AND BENEFITS..............................  28

   (a)     Defined Contribution Limitation.................................  28
   (b)     Definition of "Compensation" for Code Limitations...............  29

SECTION 6. INVESTMENTS.....................................................  30

   (a)     Member Elections................................................  30
   (b)     Rules Applicable to Investment Elections........................  30
   (c)     Special Rules Applicable to PECO Stock..........................  31
   (d)     Facilitation....................................................  32
   (e)     Valuations......................................................  32
   (f)     Bookkeeping.....................................................  32

SECTION 7. BENEFICIARIES AND DEATH BENEFITS................................  33

   (a)     Primary Beneficiary.............................................  33
   (b)     Designation of Alternate Beneficiary............................  33
   (c)     General Rules...................................................  34

SECTION 8. BENEFITS FOR MEMBERS............................................  35

   (a)     Retirement Benefit..............................................  35
   (b)     Death Benefit...................................................  35
   (c)     Disability Benefit..............................................  35
   (d)     Termination of Employment Benefit...............................  35

SECTION 9.  DISTRIBUTION OF BENEFITS..........................................  36

                                                                                36
   (a)      Commencement......................................................  38
   (b)      Benefit Form......................................................  38
   (c)      Withholding.......................................................  38
   (d)      Minimum Distribution Requirements.................................  38
   (e)      Direct Rollover...................................................
                                                                                39
SECTION 10. IN-SERVICE DISTRIBUTIONS..........................................

   (a)      Age 59-1/2........................................................  39
   (b)      Hardship Distributions............................................  39
   (c)      Need..............................................................  39
   (d)      Satisfaction of Need..............................................  40
   (e)      Limitation........................................................  41
   (f)      General Rules.....................................................  41
   (g)      Pledged Amounts...................................................  41

SECTION 11. LOANS.............................................................  42

   (a)      Permissibility....................................................  42
   (b)      Application.......................................................  42
   (c)      Limitation on Amount..............................................  42
   (d)      Equality of Borrowing Opportunity.................................  42
   (e)      Loan Statement....................................................  43
   (f)      Restriction on Loans..............................................  43
   (g)      Loans as Fund Investments.........................................  43

SECTION 12. AMENDMENT AND TERMINATION.........................................  48

   (a)      Amendment.........................................................  48
   (b)      Termination.......................................................  49
   (c)      Conduct on Termination............................................  49

SECTION 13. LIMITATION OF RIGHTS..............................................  51

   (a)      Alienation........................................................  51
   (b)      Qualified Domestic Relations Order or Federal Tax Levy Exception..  51
   (c)      Employment........................................................  51

SECTION 14. MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS...............  53

SECTION 15. PARTICIPATION BY SUBSIDIARIES.....................................  54

   (a)      Commencement......................................................  54
   (b)      Termination.......................................................  54

   (c)      Single Plan.....................................................  54
   (d)      Delegation of Authority.........................................  54

SECTION 16. MISCELLANEOUS...................................................  55

   (a)      Incapacity......................................................  55
   (b)      Reversions......................................................  55
   (c)      Effective Date..................................................  56
   (d)      Pronouns........................................................  56
   (e)      Interpretation..................................................  56

SECTION 17. TOP-HEAVY REQUIREMENTS..........................................  57

   (a)      General Rule....................................................  57
   (b)      Definitions.....................................................  57
   (c)      Vesting.........................................................  60
   (d)      Minimum Contribution............................................  60

              PHILADELPHIA ELECTRIC COMPANY EMPLOYEE SAVINGS PLAN
              ---------------------------------------------------
                 (Amended and Restated Effective July 1, 1999)
                 ---------------------------------------------



           SECTION 1.   DEFINITIONS{TC}
           ----------   ---------------

               (a)  "Accrued Benefit"{TC} shall mean on any date of
                     ---------------
determination the sum of:

                    (i) the Member's contributions to the Fund, including, without limitation, his contributions made pursuant to subsections 4(a) and 4(f);

                    (ii) Participating Company matching contributions made on the Member's behalf pursuant to subsection 4(b); and

                    (iii) his TRASOP account transferred to the Fund, all as adjusted under subsection 6(f) and reduced for amounts distributed to the Member.

               (b)  "Administrator" or "Plan Administrator" shall mean the
                     -------------      ------------------
Company.
               (c)  "Annual Additions" shall mean the sum for any Limitation
                     ----------------
Year of (i) employer contributions, (ii) employee contributions, (iii) forfeitures and (iv) amounts described in sections 415(l)(1) and 419A(d)(2) of the Code, which are allocated to the account of an Eligible Employee under the terms of a plan subject to section 415 of the Code. "Annual Additions" shall include excess contributions as defined in section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in section 401(m)(6)(B) of the Code and excess deferrals as described in section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited; provided, however, that "Annual Additions" shall not include excess deferrals as described in section 402(g) of the Code that are distributed in accordance with subsection 4(c)(i). "Annual Additions" shall not include contributions made under subsection 4(f).

               (d)  "Board of Directors"{TC} shall mean the Board of Directors
                     ------------------
of the Company.

               (e)  "Code"{TC} shall mean the Internal Revenue Code of 1986, as
                     ----
amended, and the same as may be further amended from time to time.

               (f)  "Company"{TC} shall mean PECO Energy Company, a
                     -------
Pennsylvania corporation (known prior to January 1, 1994 as the 'Philadelphia Electric Company').

               (g)  "Compensation"{TC} shall mean the base salary or wages
                     ------------
computed on the basis of an Employee's regular work schedule, not to exceed 40 hours, payable in cash to an Employee by a Participating Company before reduction for the Employee's before-tax contributions to this Plan in accordance with an election under subsection 4(a) or to any section 125 plan maintained by a Participating Company; provided, however, that "Compensation" for any week in which an Employee who is classified by the Company as a "36/44 hour employee" is scheduled to work fewer than 40 hours shall mean such "36/44 hour employee's" base salary or wages for 40 hours, before reduction for the "36/44 hour employee's" before-tax contributions to this Plan in accordance with an election under subsection 4(a) or to any section 125 plan maintained by a Participating Company. "Compensation" with respect to any Employee for any Plan Year, including any bonus taken into account for purposes of subsection 4(a)(ii), shall be limited to $150,000 or such other amount as may be applicable under section 401(a)(17) of the Code. For purposes of subsection 4(j), "Compensation" shall mean the base salary or wages the Member would have received during a period of Qualified Military Service, computed on the basis of the Member's regular work schedule as of the beginning of the period of Qualified Military Service (or, if the amount of such Compensation is not reasonably certain, the Member's average Compensation for the twelve-month period immediately preceding the Member's period of Qualified Military Service); provided, however, that the Member returns to work within the period during which his right to reemployment is protected by law.

               (h)  "Disability"{TC} shall mean a medically determinable
                     ----------
physical or mental impairment of a permanent nature which prevents an Eligible Employee from performing his customary employment duties without endangering his health.

               (i)  "Eligible Employee"{TC} shall mean each Employee of a
                     -----------------
Participating Company other than an Employee classified by the Administrator as "co-op," "temporary," "temporary-vacation," "vacation" or "intermittent" in accordance with personnel policies uniformly applied.

               (j)  "Employee"{TC} shall mean each and every employee of a
                     --------
Participating Company or a Related Entity. The term "Employee" shall also include a person who is a "leased employee" (within the meaning of section 414(n)(2) of the Code) with respect to a Participating Company or a Related Entity except that no person who is a "leased employee" shall be eligible to participate in this Plan or be deemed an "Employee" for purposes of eligibility to participate hereunder. Notwithstanding the foregoing, the term "Employee" shall not include independent contractors or any other persons who are not treated by the Participating Company as employees for purposes of withholding federal employment taxes, regardless of any contrary governmental or judicial determination relating to such employment status or tax withholding.

               (k)  "ERISA"{TC} shall mean the Employee Retirement Income
                     -----
Security Act of 1974, as amended, and the same as may be amended from time to time.

               (l)  "Fund"{TC} shall mean the assets of the Plan.
                     ----

               (m)  "Hour of Service"{TC}
                     ---------------

                    (i)  General Rule. "Hour of Service" shall mean each hour
                         ------------
(A) for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made. The same hours shall not be credited under both (A) and (B) above.

                    (ii) Paid Absences. An Employee shall also be credited with
                         -------------
one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for reasons other than the performance of duties such as paid absence due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, funeral leave or authorized leave of absence for a period not exceeding one year for any reason in accordance with a uniform policy established by the Administrator; provided, however, not more than 501 Hours of Service shall be credited to an Employee under this sentence on account of any single, continuous period during which the Employee performs no duties and provided, further, that no credit shall be given if payment (A) is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws or (B) is made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee.

          (iii)     Military. An Employee shall also be credited with one Hour
                    --------
of Service for each hour during which the Employee is absent during a period of Qualified Military Service, provided he returns to employment with a Participating Company or a Related Entity within the period during which his right to reemployment is protected by law.

          (iv)      Miscellaneous.  For purposes of this subsection 1(n), the
                    -------------
regulations issued by the Secretary of Labor at 29 CFR (S)2530.200b - 2(b) and
(c) are incorporated by reference. Nothing herein shall be construed as denying an Employee credit for an Hour of Service if credit is required by separate federal law.

   (n)    "Investment Category"{TC} shall mean a separate investment fund or
           -------------------
medium which the Administrator directs the Trustee to make available under the terms of the Plan. Each Investment Category shall be a part of the Fund.

   (o)    "Limitation Year"{TC} shall mean the consecutive twelve-month period
           ---------------
commencing January 1st and ending December 31st.

   (p)    "Member"{TC} shall mean each and every Eligible Employee who
           ------
satisfies the requirements for participation under Section 3 hereof and any person who has an Accrued Benefit held under the Plan.

   (q)    "Normal Retirement Date"{TC} shall mean the date on which a Member
           ----------------------
attains age 65.

   (r)    "Participating Company"{TC} shall mean each subsidiary of the
           ---------------------
Company, provided that each such subsidiary adopts this Plan pursuant to Section
15. The term shall also include the Company, unless the context otherwise requires.

               (s)  "Party in Interest"{TC} shall mean:
                     -----------------

                    (i) any fiduciary (including, but not limited to, the Administrator and the Trustee), counsel or employee of the Plan;

                    (ii)   a person providing services to the Plan;

                    (iii)  a Participating Company;

                    (iv) an employee organization any of whose members are covered by the Plan;

                    (v)    an owner, direct or indirect, of 50% or more of:

                           (A) the combined voting power of all classes of stock
entitled to vote or the total value of shares of all classes of stock of a corporation,
                           (B) the capital interest or the profits interest of a
partnership, or

                           (C) the beneficial interest of a trust or
unincorporated enterprise,

which is a Participating Company or an employee organization described in paragraph (iv);

                    (vi) a spouse, ancestor, lineal descendant, or spouse of a lineal descendant of any individual described in paragraph (i), (ii), (iii), or
(v);
                    (vii) a corporation, partnership, or trust or estate of which (or in which) 50% or more of:

                           (A) the combined voting power of all classes of stock
entitled to vote or the total value of shares of all classes of stock of such corporation,

                           (B) the capital interest or profits interest of such
partnership, or

                           (C) the beneficial interest of such trust or estate,
is owned directly or indirectly, or held by persons described in paragraph (i),
(ii), (iii), (iv) or (v);

                    (viii) an employee, officer, director (or an individual having powers and responsibilities similar to those of officers or directors), or a 10% or more shareholder directly or indirectly, of a person described in paragraph (ii), (iii), (iv), (v) or (vii), or of the Plan; or

                    (ix) a 10% or more (directly or indirectly in capital or profits) partner or joint venturer of a person described in paragraph (ii),
(iii), (iv), (v) or (vii).

               (t)  "PECO Stock"{TC} shall mean the Company's common stock.
                     ----------

               (u)  "Plan"{TC} shall mean the PECO Energy Company Employee
                     ----
Savings Plan, a profit sharing plan, as amended and restated as set forth herein effective July 1, 1999 and the same as may be amended from time to time. The Plan is a continuation of the Philadelphia Electric Company Employee Savings Plan as initially effective January 1, 1984.

               (v)  "Plan Year"{TC} shall mean the consecutive twelve-month
                     ---------
period commencing January 1st and ending December 31st.

               (w)  "Qualified Military Service"{TC} shall mean any service in
                     --------------------------
the uniformed services (as defined in chapter 43 of title 38, United States
Code) where the Member's right to reemployment is protected by law.

               (x)  "Related Entity"{TC} shall mean (i) all corporations which
                     --------------
are members with a Participating Company in a controlled group of corporations within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and (e)(3)(C) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under section

414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of section 414(m) of the Code and (iv) any entity required to be aggregated with a Participating Company under regulations prescribed under section 414(o) of the Code (to the extent provided in such regulations); provided, however, for purposes of Section 5, the definition shall be modified to substitute the phrase "more than 50%" for the phrase "at least 80%" each place it appears in section 1563(a)(1) of the Code. Furthermore, for purposes of crediting Hours of Service for eligibility to participate, service performed as a leased employee (within the meaning of section 414(n) of the Code) of a Participating Company or a Related Entity shall be treated as service performed for a Participating Company or a Related Entity. An entity is a Related Entity only during those periods in which it is included in a category described in this subsection.

               (y)  "TRASOP"{TC} shall mean the Philadelphia Electric Company
                     ------
Tax Reduction Act Stock Ownership Plan.

               (z)  "Trustee"{TC} shall mean such person, persons or corporate
                     -------
fiduciary designated pursuant to subsection 2(b) to hold legal title to the Fund.

               (aa) "Valuation Date"{TC} shall mean each business day of the Plan Year, or such other less frequent dates determined by the Administrator to accommodate the nature, management and administration of specified Investment Categories.

       SECTION 2.  ADMINISTRATION OF THE PLAN{TC}
       ---------   -------------------------------

               (a) ERISA Reporting and Disclosure{TC}. The Administrator shall
                   ------------------------------
file all reports and distribute to Members and beneficiaries reports and other information required under ERISA.

               (b) ERISA Named Fiduciary{TC}. The Administrator shall be the
                   ---------------------
named fiduciary responsible for administration of the Plan. The Administrator, by resolution of the Board of Directors, shall designate a Trustee and enter into a written agreement under which such Trustee shall hold, manage and control the Fund in accordance with the terms and subject to the limitations contained herein. If the Trustee so designated is unable to serve for any reason, the Company's President shall designate a successor to serve pending action by the Board of Directors. The proper officers of the Company may assign any of the Company's duties or responsibilities as Administrator to specific persons or entities. Any such assignment to an officer of the Company or an Employee shall not constitute a delegation of the Administrator's responsibility but rather shall be treated as the manner in which the Administrator has determined internally to discharge such responsibility.

               (c) Administrative Powers{TC}. The Administrator shall adopt
                   ---------------------
such rules for administration of the Plan as it considers desirable, provided they do not conflict with the Plan, and may construe the Plan, correct defects, make factual determinations, supply omissions and reconcile inconsistencies to the extent necessary to effectuate the Plan and such action shall be conclusive. All rules, decisions and designations by the Administrator under the Plan shall be made in a non-discriminatory manner, and persons similarly situated shall be treated alike. The Administrator shall keep records of the administration of the Plan. Employees and their beneficiaries may examine Plan records pertaining directly to themselves.

               (d)  Administrative Services and Expenses{TC}. The
                    ------------------------------------
Administrator may arrange for legal, investment advisory, medical, accounting, clerical and other services necessary or desirable to carry out the Plan. The costs of such services, the Trustee's fee and other administrative expenses shall be paid from the Fund unless paid by the Company.

               (e)  Exculpation.{TC} Neither any Participating Company nor any
v                   -----------
director, officer or employee of any of them shall be liable for any loss due to its or his error or omission in administration of the Plan unless the loss is due to the gross negligence or willful misconduct of the party to be charged or is due to the failure of the party to be charged to exercise a fiduciary responsibility with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

               (f)  Claims{TC}. If, pursuant to the rules, regulations or other
                    ------
interpretations of the Plan, the Administrator denies the claim of a Member or beneficiary for benefits under the Plan, the Administrator shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                    (i)    the specific reasons for such denial;

                    (ii) the specific reference to the Plan provisions on which the denial is based;

                    (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

                    (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

A Member or beneficiary whose claim for benefits has been denied may request review by the Administrator of the denied claim by notifying the Administrator in writing within 60 days after receipt of the notification of claim denial. As part of said review procedures the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Administrator in writing. The Administrator shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

               (g)  Indemnification.{TC} The Company shall indemnify and hold
                    ---------------
harmless to the maximum extent permitted by its by-laws each employee, officer and director of the Company and of each Participating Company from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such person's service in connection with the Plan provided the claim, damage, loss or expense does not result from the person's gross negligence or intentional misconduct.

              SECTION 3.  PARTICIPATION IN THE PLAN{TC}
              ---------   ------------------------------

                  (a)     Initial Eligibility{TC}. Each and every Eligible
                          -------------------
Employee shall qualify for participation immediately upon the date that is six months after the date on which he first is credited with an Hour of Service as an Employee, if he is then an Eligible Employee.

                  (b)     Termination and Requalification{TC}. An Eligible
                          -------------------------------
Employee who has satisfied the service requirements of subsection 3(a) and who subsequently becomes ineligible for any reason, or who for any reason is not an Eligible Employee at the time he satisfies such service requirements, shall qualify initially or requalify for participation immediately upon becoming an Eligible Employee. For purposes of satisfying such service requirements, an Employee shall be credited with all employment with a Participating Company or Related Entity (together with (A) any period following termination of such employment, provided that the Employee is again credited with an Hour of Service before the earlier of (i) the first anniversary of such termination of employment or (ii) the first anniversary of the beginning of the Employee's absence from active employment for any other reason, or (B) any period of Qualified Military Service, provided the Employee returns to work with a Participating Company or Related Entity within the period during which his right to reemployment is protected by law) other than:

                              (A) employment following the first anniversary of
the beginning of the Employee's absence from active employment (without termination of employment), or

                              (B) employment for a period of less than six
months preceding a period of at least one year following the earlier of (i) termination of the Employee's employment with all Participating Companies and Related Entities, provided that the employee is not credited with an Hour of Service during such one-year period, or (ii) except in the case of an Employee described in (iii), the beginning of the Employee's absence from active employment other than for termination of such employment, or (iii) the first anniversary of the Employee's absence from active employment, without termination of employment, by reason of (1) the Employee's pregnancy, (2) by reason of birth of the Employee's child,- -(3) by reason of placement of a child with the Employee in connection with-adoption of the child by the Employee, or (4) for purposes of caring for a child-immediately after birth or placement.

              SECTION 4. ELIGIBLE EMPLOYEE AND PARTICIPATING COMPANY
              ---------  -------------------------------------------

CONTRIBUTIONS{TC}
------------------

                   (a)   Salary Reduction Contributions{TC}
                         ------------------------------

                         (i)  Regular Salary Reduction. Each Eligible Employee
                              ------------------------
who has satisfied the requirements for participation may contribute an even multiple of 0.1% of his Compensation which is not less than 1% and not more than the maximum percentage, as determined by the Administrator, of his Compensation as he shall elect in the manner and pursuant to the procedures prescribed by the Administrator or its delegate. Contributions under this Section 4(a)(i) shall be accomplished through direct reduction of Compensation in each payroll period that the election is in effect. An Eligible Employee may change his contribution rate at any time in the manner and pursuant to the procedures prescribed by the Administrator or its delegate.

                         (ii) Bonus Programs. The Participating Companies from
                              --------------
time to time sponsor bonus programs under which cash payments are made to Eligible Employees. The Administrator may designate that all or a portion of the payment under any such program may be contributed to this Plan. In such case, each Eligible Employee who has satisfied the requirements for participation in this Plan prior to the payment date for such designated bonus program may contribute to this Plan such portion of his payment as he shall elect in the manner and pursuant to the procedures prescribed by the Administrator or its delegate. The contribution shall be made by direct reduction of the payment the Eligible Employee would otherwise receive under the designated bonus program.

          (iii)    Characterization. All contributions under this subsection
                   ----------------
4(a) shall be deemed to be employer contributions made on behalf of Eligible Employees to a qualified cash or deferred arrangement (within the meaning of section 401(k)(2) of the Code).

   (b)    Participating Company Matching Contributions{TC}. Each Participating
          --------------------------------------------
Company shall contribute to the Plan, on behalf of each Eligible Employee who is employed by the Participating Company at any time during a payroll period, an amount equal to 50% of the contributions made pursuant to subsection 4(a)(i) by the Eligible Employee for that payroll period (and while the Eligible Employee is employed by the Participating Company) which are not in excess of 5% of the Eligible Employee's Compensation paid by the Participating Company for such payroll period.

   (c) Limitations{TC}. The Administrator shall limit contributions under subsection 4(a) and/or 4(b) as provided below.

          (i)      Exclusion Limit.  The maximum amount of contribution which
                   ---------------
any Eligible Employee may make in any calendar year under subsection 4(a) is $9,500 (or such increased annual amount resulting from a cost of living adjustment pursuant to sections 402(g)(5) and 415(d)(1) of the Code) reduced by the amount of elective deferrals by such Eligible Employee under all other plans, contracts or arrangements of any Participating Company or Related Entity. If the contribution under subsection 4(a) for an Eligible Employee for any calendar year exceeds $9,500 (or such increased annual amount resulting from a cost of living adjustment to the Code limitation on the exclusion of elective deferrals from gross income) reduced by the amount of elective deferrals by such Eligible Employee under all other plans, contracts or arrangements of any Participating Company or Related Entity, the Administrator shall direct the Trustee to distribute the excess amount (plus any income and minus any loss as described below) to the Eligible Employee not later than April 15th following the close of such calendar year. If (A) an Eligible Employee participates in another plan which includes a qualified cash or deferred arrangement that is not sponsored by a Participating Company or Related Entity,
(B) such Eligible Employee contributes in the aggregate under subsection 4(a) of this Plan and the corresponding provisions of the other plan more than the exclusion limit, and (C) the Eligible Employee notifies the Administrator not later than March 1st following the close of such calendar year of the portion of the excess the Eligible Employee has allocated to this Plan, then the Administrator shall direct the Trustee to distribute to the Eligible Employee not later than April 15th following the close of such calendar year the excess amount (and any income and minus any loss as described below) which the Eligible Employee allocated to this Plan. Any distribution of excess amounts under this subsection 4(c)(i) shall be adjusted by the income or loss allocable to such excess amounts. Such income or loss shall be equal to the sum of the allocable gain or loss for the calendar year, and the period between the end of the calendar year and the date of distribution, and shall be determined by the Administrator in a manner uniformly applicable to all Eligible Employees and consistent with regulations issued by the Secretary of the Treasury. Notwithstanding anything in the Plan to the contrary:

                         (1) For purposes of determining any excess amount, (I)
                         ---
the Eligible Employee's contributions under subsection 4(a) which have previously been distributed pursuant to subsection 4(d)(ii) or returned to the Eligible Employee pursuant to Section 5 shall be treated as distributed under this subsection 4(c)(i) and (II) contributions under subsection 4(a) not taken into account in determining matching contributions under subsection 4(b) shall be reduced first.

                              (2) In the event an Eligible Employee receives a
                              ---
distribution of excess amounts pursuant to this subsection 4(c)(i), the Eligible Employee shall forfeit any Participating Company matching contributions (adjusted for income or loss as described above) allocated to the Eligible Employee by reason of the amounts distributed, if such matching contributions are not otherwise returned to the Eligible Employee pursuant to subsection 4(d)(ii). Amounts forfeited shall be used to reduce future Participating Company matching contributions made pursuant to subsection 4(b).

                    (ii) Nondiscrimination Test Limits. The Administrator may
                         -----------------------------
limit the maximum amount of contribution under subsection 4(a) or 4(b) for all or any class of Eligible Employees to the extent it determines that such limitation is necessary to keep the Plan in compliance with section 401(a)(4) or section 401(k) or 401(m) of the Code. Any limitation shall be effective for all payroll periods following the announcement of the limitation.

               (d)  Compliance with Nondiscrimination Tests{TC}
                    ---------------------------------------

                    (i)  Rules.
                         -----

                         (A)  Deferral Percentage Test. In no event shall the
                              -------------------------
"average actual deferral percentage" (as defined below) for any Plan Year for Eligible Employees who are "highly compensated employees" (as defined in paragraph (vi), below, of this subsection 4(d)) for such Plan Year bear a relationship to the "average actual deferral percentage" for the preceding Plan Year for Eligible Employees who are not "highly compensated employees" for such preceding Plan Year which does not satisfy either subsection 4(d)(i)(A)(1) or
                                                                        -
(2) below.
 -

                              (1)  The requirement shall be satisfied for a Plan
                              ---
Year if the "average actual deferral percentage" for the Plan Year for the group of Eligible

Employees who are "highly compensated employees" for such Plan Year is not more than the "average actual deferral percentage" for the preceding Plan Year of all other Eligible Employees for such preceding Plan Year multiplied by 1.25.

                         (2)  The requirement shall be satisfied for a Plan Year
                         ---
if (I) the excess of the "average actual deferral percentage" for the Plan Year for the Eligible Employees who are "highly compensated employees" for such Plan Year over the "average actual deferral percentage" for the preceding Plan Year of all other Eligible Employees for such preceding Plan Year is not more than two percentage points and (II) the "average actual deferral percentage" for the Plan Year for Eligible Employees who are "highly compensated employees" for such Plan Year is not more than the "average actual deferral percentage" for the preceding Plan Year of all other Eligible Employees for such preceding Plan Year multiplied by two.

                    (B)  Contribution Percentage Test. In no event shall the
                         ----------------------------
"average contribution percentage" (as defined below) for any Plan Year for Eligible Employees who are "highly compensated employees" (as defined in paragraph (vi), below, of this subsection 4(d)) for such Plan Year bear a relationship to the "average contribution percentage" for the preceding Plan Year for Eligible Employees who are not "highly compensated employees" for such preceding Plan Year which does not satisfy either subsection 4(d)(i)(B)(1) or
                                                                        -
(2) below.
 -

                         (1)  The requirement shall be satisfied for a Plan Year
                         ---
if the "average contribution percentage" for the Plan Year for the group of Eligible Employees who are "highly compensated employees" for such Plan Year is not more than the "average contribution percentage" for the preceding Plan Year of all other Eligible Employees for such preceding Plan Year multiplied by 1.25.

                         (2)  The requirement shall be satisfied for a Plan Year
                         ---
if (I) the excess of the "average contribution percentage" for the Plan Year for the Eligible Employees who are "highly compensated employees" for such Plan Year over the "average contribution percentage" for the preceding Plan Year of all other Eligible Employees for such preceding Plan Year is not more than two percentage points and (II) the "average contribution percentage" for the Plan Year for Eligible Employees who are "highly compensated employees" for such Plan Year is not more than the "average contribution percentage" for the preceding Plan Year of all other Eligible Employees for such preceding Plan Year multiplied by two.

                    (C)  Aggregate Limitation. With respect to any Plan Year in
                         --------------------
which both the limitations in subsections 4(d)(i)(A)(1) and 4(d)(i)(B)(1) are
                                                     -                 -
exceeded, subject to subsection 4(d)(vii), the sum of the "average actual deferral percentage" and the "average contribution percentage" for the Plan Year for the group of Eligible Employees who are "highly compensated employees" for such Plan Year (determined after adjustments are made under subsections 4(d)(ii)(A) and (B) for purposes of satisfying the limitations described in subsections 4(d)(i)(A) and (B)) shall not exceed the greater of:

                         (1)  the sum of (I) the greater of the "average actual
                         ---
deferral percentage" or the "average contribution percentage" for the preceding Plan Year for all other Eligible Employees for such preceding Plan Year multiplied by 1.25, plus (II) the lesser of (a) two multiplied by the lesser of
                                             -
the "average actual deferral percentage" or the "average contribution percentage" for the preceding Plan Year for all other Eligible Employees for such preceding Plan Year, or (b) 2% plus the lesser of the "average actual
                              -
deferral percentage" or the "average contribution percentage" for the preceding Plan Year for all other Eligible Employees for such preceding Plan Year; or

                              (2)  the sum of (I) the lesser of the "average
                              ---
actual deferral percentage" or the "average contribution percentage" for the preceding Plan Year for all other Eligible Employees for such preceding Plan Year multiplied by 1.25, plus (II) the lesser of (a) two multiplied by the
                                                  -
greater of the "average actual deferral percentage" or the "average contribution percentage" for the preceding Plan Year for all other Eligible Employees for such preceding Plan Year, or (b) 2% plus the greater of the "average actual
                              -
deferral percentage" or the "average contribution percentage" for the preceding Plan Year for all other Eligible Employees for such preceding Plan Year.

                    (ii) Correction.
                         ----------

                         (A)  If the relationship of the "average actual
deferral percentages" does not satisfy subsection 4(d)(i)(A) for any Plan Year, then the Administrator shall direct the Trustee to distribute the "excess contribution" (as defined below) for such Plan Year (plus any income and minus any loss as described below) within twelve months of the close of the Plan Year to the "highly compensated employees" on the basis of the respective portions of the "excess contribution" attributable to each, as determined under this subsection. The "excess contribution" for any Plan Year is the excess of the aggregate amount of contributions paid over to the Fund pursuant to subsection 4(a) on behalf of "highly compensated employees" for such Plan Year over the maximum amount of such contributions permitted for "highly compensated employees" under subsection 4(d)(i)(A). The portion of the "excess contribution" attributable to a "highly compensated employee" is determined by reducing contributions made under subsection 4(a) on behalf of "highly compensated employees" (reducing non-matched contributions first) in order of the dollar amounts of such contributions for each such employee, beginning with the highest of such dollar amounts, until the "excess contribution" is eliminated.

For purposes of determining the amount of the necessary reduction, contributions previously distributed under subsection 4(c)(i) shall be treated as distributed under this subsection 4(d)(ii)(A). Any distribution of excess contributions under this subsection 4(d)(ii)(A) shall be adjusted by the income or loss allocable to such excess contributions. Such income or loss shall be equal to the sum of the allocable gain or loss for the Plan Year, and the period between the end of the Plan Year and the date of distribution, and shall be determined by the Administrator in a manner uniformly applicable to all Eligible Employees and consistent with regulations issued by the Secretary of the Treasury. Notwithstanding anything in the Plan to the contrary, an Eligible Employee who receives a distribution under this subsection 4(d)(ii)(A) shall forfeit any Participating Company matching contributions (adjusted for income or loss as described above) allocated to the Eligible Employee by reason of any "excess contribution" distributed under this subsection, if such matching contributions are not otherwise returned to the Eligible Employee pursuant to subsection 4(d)(ii)(B).

                         (B)  If the relationship of the "average contribution
percentage" does not satisfy subsection 4(d)(i)(B) for any Plan Year, then the Administrator shall direct the Trustee to distribute the "excess aggregate contribution" (as defined below) for such Plan Year (plus any income and minus any loss as described below) within twelve months of the close of the Plan Year to the "highly compensated employees" on the basis of the respective portions of the "excess aggregate contribution" attributable to each, as determined under this subsection. The "excess aggregate contribution" for any Plan Year is the excess of the aggregate amount of contributions paid over to the Fund pursuant to subsection 4(b) on behalf of "highly compensated employees" for such Plan Year over the maximum amount of such contributions permitted for "highly compensated employees" under subsection 4(d)(i)(B). The portion of the

"excess aggregate contribution" attributable to a "highly compensated employee" is determined by reducing contributions made under subsection 4(b) on behalf of "highly compensated employees" in order of the dollar amounts of such contributions for each such employee, beginning with the highest of such dollar amounts, until the "excess aggregate contribution" is eliminated. Any distribution of excess aggregate contributions under this subsection 4(d)(ii)(B) shall be adjusted by the income or loss allocable to such excess aggregate contributions. Such income or loss shall be equal to the sum of the allocable gain or loss for the Plan Year, and the period between the end of the Plan Year and the date of distribution, and shall be determined by the Administrator in a manner uniformly applicable to all Eligible Employees and consistent with regulations issued by the Secretary of the Treasury.

                         (C)  For purposes of satisfying the test described in
subsection 4(d)(i)(C), contributions made on behalf of "highly compensated employees" pursuant to subsection 4(b) shall be reduced as described in subsection 4(d)(ii)(B).

                  (iii)  Additional Definitions. For purposes of this
                         ----------------------
subsection 4(d):

                         (A)  The term "Eligible Employee" shall mean each
Employee eligible to make contributions under subsection 4(a) at any time during the Plan Year.

                         (B)  The "average actual deferral percentage" for a
specific group of Eligible Employees for a Plan Year shall be the average of the "actual deferral percentage" for each Eligible Employee in the group for such Plan Year.

                         (C)  The "average contribution percentage" for a
specific group of Eligible Employees for a Plan Year shall be the average of the "contribution percentage" for each Eligible Employee in the group for such Plan Year.

                         (D)  The "actual deferral percentage" for a particular
Eligible Employee for a Plan Year shall be the ratio of the amount of contributions paid over to the Fund pursuant to subsection 4(a) for such Eligible Employee for such Plan Year (excluding any such contributions that are
(1) taken into account in determining the Eligible Employee's "contribution
 -
percentage" with respect to the Plan Year, (2) distributed to an Eligible
                                            -
Employee who is not a "highly compensated employee" pursuant to the second sentence of subsection 4(c)(i), or (3) returned to the Eligible Employee
                                    -
pursuant to Section 5) plus, in the case of any Eligible Employee who is a "highly compensated employee" and who is simultaneously eligible to participate in more than one cash or deferred arrangement maintained by a Participating Company or a Related Entity, elective deferrals made on his behalf under all such arrangements (excluding those that are not permitted to be aggregated under Treas. Reg. (S)1.401(k)-1(b)(3)(ii)(B)) for the Plan Year, to the Eligible Employee's "compensation" for such Plan Year.

                         (E)  The "contribution percentage" for a particular
Eligible Employee for a Plan Year shall be the ratio of the amount of Participating Company matching contributions paid over to the Fund pursuant to subsection 4(b) for such Eligible Employee for such Plan Year plus, in the case of any Eligible Employee who is a "highly compensated employee" and who is simultaneously eligible to participate in more than one plan maintained by a Participating Company or a Related Entity to which employee or matching contributions are made, after-tax employee contributions and employer matching contributions made on his behalf under all such plans (excluding those that are not permitted to be aggregated under Treas. Reg. (S)1.401(m)-1(b)(3)(ii)) for the Plan Year, to the Eligible Employee's "compensation" for such Plan Year. For purposes of determining contribution percentages, the Administrator may take contributions made pursuant to subsection 4(a) into account, in accordance with Treasury regulations, so long as the requirements of subsection 4(d)(i)(A) are met both when such contributions used in determining "contribution percentages" are and are not included in determining "actual deferral percentages."

                         (F)  Except as otherwise provided in subsection
4(d)(v), "compensation" means compensation as defined in section 414(s) of the Code as determined by the Administrator on a uniform and consistent basis for all Eligible Employees, including, for Plan Years included in a Period of Qualified Military Service, Compensation as defined in Section 1(g) for purposes of Qualified Military Service; provided, however, that, in the sole discretion of the Administrator, "compensation" may (1) include amounts excluded from gross
                                          -
income under section 125, 402(e)(3), 402(h) or 403(b) of the Code and/or (2)
                                                                          -
exclude compensation for any period during which an Employee is not an Eligible Employee. "Compensation" with respect to any Employee for any Plan Year shall be limited to $150,000 or such other amount as may be applicable under section 401(a)(17) of the Code.

                    (iv) Aggregation of Plans. In the event that this Plan
                         --------------------
satisfies the requirements of section 410(b) of the Code for any Participating Company only if aggregated with one or more other plans with respect to such Participating Company or a Related Entity, or if one or more other plans satisfies the requirements of section 410(b) of the Code only if aggregated with this Plan, then subsection 4(d)(i) shall be applied by determining the "actual deferral percentages" of Eligible Employees as if all such plans were a single plan.

                    (v)  Definition of Highly Compensated Employee. For purposes
                         -----------------------------------------
of this subsection 4(d), the term "highly compensated employee" shall mean any Employee who performed services for a Participating Company or Related Entity during the Plan Year for which a determination is being made (the "determination year") and who:

                         (A)  was at any time during the determination year or
the immediately preceding determination year a five-percent owner, as defined in section 416(i) of the Code; or

                         (B)  for the immediately preceding determination year,
received more than $80,000 (as indexed) in compensation (as defined and set forth in subsection 5(b) below).

               (e)  Payroll Taxes{TC}. The Participating Companies shall
                    -------------
withhold from the Compensation of contributing Eligible Employees and remit to the appropriate government agencies such payroll taxes and income tax withholding as the Participating Company determines is or may be necessary with respect to contributions made under subsection 4(a) under applicable statutes or ordinances and the regulations and rulings thereunder.

               (f)  Rollovers{TC}.  Subject to applicable provisions of the
                    ---------
Code, an Eligible Employee, regardless of whether such Eligible Employee has satisfied the requirements of subsection 3(a) for participation, may contribute either (A) an "eligible rollover distribution" from a "qualified trust" (within the meaning of section 402 of the Code) or (B) any portion of an individual retirement account consisting solely of a distribution described in (A) and earnings thereon.

               (g)  Vesting{TC}.  A Member shall at all times have a 100%
                    -------
nonforfeitable interest in his Accrued Benefit.

               (h)  Timing of Contributions{TC}.  Participating Company matching
                    -----------------------
contributions made for any Plan Year pursuant to subsection 4(b) shall be made not later than the last date on which amounts so paid may be deducted for federal income tax purposes for the taxable year of the Participating Company in which the Plan Year ends. Except to the extent otherwise permitted by applicable law or governmental regulations or ruling, amounts contributed pursuant to subsections 4(a) or 4(f) will be remitted to the Trustee as soon as practicable, but no later than the 15th business day of the month following the month that contains the date on which such contributions were received or withheld from the Member's Compensation.

               (i)  Contingent Nature of Contributions{TC}. All contributions
                    ----------------------------------
made pursuant to subsection 4(a), 4(b) or 4(j) are made expressly contingent on the deductibility thereof for federal income tax purposes for the fiscal year with respect to which such contributions are made, and no such contribution shall be made for any year to the extent it would exceed the deductible limit for such year as set forth in section 404 of the Code.

               (j)  Contributions With Respect to Military Service{TC}.
                    ----------------------------------------------

                    (i)  Salary Reduction Contributions. A Member who returns to
                         ------------------------------
employment with a Participating Company or Related Entity following a period of Qualified Military Service shall be permitted to make additional contributions under subsection 4(a), within the limits described in Section 4, up to an amount equal to such contributions that the Member would have been permitted to make to the Plan if he had continued to be employed and received Compensation during the period of Qualified Military Service. Contributions under this subsection 4(j)(i) may be made during the period which begins on the date such Member returns to employment and which has the same length as the lesser of (a) 3 multiplied by the period of Qualified Military Service and (b) 5 years.

                    (ii) Matching Contributions. The Participating Company shall
                         ----------------------
contribute to the Plan, on behalf of each Member who has made contributions under subsection (i) above, an amount equal to the contribution that would have been required under subsection

4(b) had such contributions under subsection (i), above, been made during the period of Qualified Military Service.

                    (iii) Limitations on Contributions.  The contributions made
                          ----------------------------
under this subsection 4(j) shall be subject to the limitations described in Sections 4 and 5 for the Plan Year to which such contributions relate.

               SECTION 5. MAXIMUM CONTRIBUTIONS AND BENEFITS{TC}
               ---------- --------------------------------------

                    (a)  Defined Contribution Limitation{TC}. In the event that
                         -------------------------------
the amount allocable to an Eligible Employee from amounts contributed by a Participating Company to the Fund with respect to any Plan Year would cause the Annual Additions allocated to any Eligible Employee under this Plan plus the amount allocated to such Eligible Employee under any other defined contribution plan maintained by a Participating Company or a Related Entity to exceed for any Limitation Year the lesser of (i) $30,000 or (ii) 25% of such Eligible Employee's compensation (as defined in subsection 5(b)) for such Limitation Year, as a result of a reasonable error in estimating the Eligible Employee's compensation, or a reasonable error in determining the amount of elective deferrals that may be made under the limitations of section 415 of the Code, or such other circumstances as may be permitted by law, then such amount allocated to such Eligible Employee shall be reduced by the amount of such excess to determine the actual amount of the Participating Company's contribution allocable to such Eligible Employee with respect to such Plan Year. Any excess amount allocable to the portion of an Eligible Employee's Accrued Benefit attributable to contributions made pursuant to subsection 4(a) shall be returned to the Eligible Employee, with income thereon, as soon as administratively practicable; and any excess amount allocable to the portion of an Eligible Employee's Accrued Benefit attributable to matching contributions made pursuant to subsection 4(b) shall be held in a suspense account and shall be used to reduce such contributions allocable to him for the next Limitation Year (and succeeding Limitation Years as necessary) provided he is covered by the Plan as of the end of the Limitation Year. However, if the Eligible Employee is not covered by the Plan as of the end of the Limitation Year, then the excess amount shall be held unallocated in a suspense account and shall be allocated, after adjustment for investment gains or losses, among all Eligible Employees eligible to share in the allocation of contributions made for such Limitation Year by the Participating Company by which the Eligible Employee was last employed as an equal percentage of their Compensation for such Limitation Year.

                    (b)  Definition of "Compensation" for Code Limitations{TC}.
                         -------------------------------------------------
For purposes of the limitations on the allocation of Annual Additions to an Eligible Employee and maximum benefits under a defined benefit plan as provided for in this Section 5, "compensation" for a Limitation Year shall mean wages required to be reported on IRS Form W-2, paid to the Eligible Employee by a Participating Company or a Related Entity during the Limitation Year, as defined in Treas. Reg. (S)1.415-2(d)(11)(i), plus (i) for Limitation Years included in a period of Qualified Military Service, Compensation as defined in Section 1(g) for purposes of Qualified Military Service, and (ii) amounts that are excluded from gross income under sections 125, 402(e)(3), 402(h), 403(b) or 457 of the Code.

               SECTION 6. INVESTMENTS{TC}
               ---------- ---------------

                    (a)  Member Elections{TC}. The Administrator shall instruct
                         ----------------
the Trustee to establish specific Investment Categories for Members to select among investment alternatives reflecting varying degrees of risk of loss and possibility of gain. One Investment Category shall be limited to PECO Stock (and cash or cash equivalents pending reinvestment in PECO Stock). If an Investment Category consists of more than one security or contract, the Trustee shall select the specific investments to be included which conform to the criteria and objectives of the Investment Category, unless the Administrator directs the Trustee with respect to specific investments. The Administrator at any time may add to or delete from the Investment Categories. Under rules established by the Administrator, each Member shall be required to designate in the manner and pursuant to the procedures prescribed by the Administrator or its delegate, the Investment Category or Categories in which the Trustee is to invest the contributions made with respect to such Member. A Member may at any time change such designation with respect to new contributions or amounts previously invested through an election in the manner and pursuant to the procedures prescribed by the Administrator or its delegate. If the Administrator eliminates an Investment Category and a Member does not select a new Investment Category for his contributions held in the eliminated Investment Category, the Administrator, in its sole discretion, shall direct the Trustee with respect to investment of the Member's amounts so held. Each Member shall be solely responsible for his election of Investment Categories from time to time.

                    (b)  Rules Applicable to Investment Elections{TC}. The
                         ----------------------------------------
Administrator may limit the right of a Member (i) to increase or decrease his contributions or to direct loan repayments to a particular Investment Category,
(ii) to transfer amounts to or from a
particular Investment Category or (iii) to transfer amounts between particular Investment Categories, if such limitation is required under the terms upon which the Investment Category is established. Further, in accordance with subsection 2(c), the Administrator may promulgate separate accounting and administrative rules to facilitate the establishment or maintenance of an Investment Category.

                    (c)  Special Rules Applicable to PECO Stock{TC}.
                         --------------------------------------

                         (i)    Dividends. The Trustees shall invest all
                                ---------
dividends or other distributions on shares of PECO Stock held in additional shares of PECO Stock. The Trustee, in its discretion, may acquire such additional shares of PECO Stock by participation in the Company's dividend reinvestment plan as in effect from time to time or by market purchases over such period of time as the Trustee determines is prudent.

                         (ii)   Benefit Distributions. A Member's interest in
                                ---------------------
the PECO Stock Investment Category shall be distributed in cash or in kind, as elected by the Member, in accordance with Sections 8 and 9. The value of any fractional share shall be distributed in cash.

                         (iii)  Voting and Tender Offers.
                                ------------------------

                                (A)     Each Member shall have the right to
direct the Trustee with respect to voting or response to a tender offer for PECO Stock allocated to him by delivering timely written directions in accordance with rules established by the Administrator. If a Member does not give timely directions, the Trustee shall not vote or tender the shares of PECO Stock allocated to such Member.

                                (B)     The Trustee is hereby designated as the
fiduciary responsible for ensuring that (1) procedures are maintained by the Plan to safeguard the confidentiality of information relating to the purchase, holding, and sale of PECO Stock and the exercise of voting, tender and similar rights with respect to PECO Stock by Members, (2) the procedures described in (1) are sufficient to maintain confidentiality, except to the extent necessary to comply with federal law or state laws not preempted by the Employee Retirement Security Act of 1974, as amended, and (3) an independent fiduciary is appointed to carry out activities relating to any situations involving a potential for undue Company influence upon Members with regard to the direct or indirect exercise of shareholder rights.

                    (d)  Facilitation{TC}.  Notwithstanding any instruction from
                         ------------
any Member for investment of funds in an Investment Category as provided for herein, the Trustee shall have the right to hold uninvested or invested pending reinvestment any amounts intended for investment or reinvestment until such time as investment may be made in accordance with subsection 6(a).

                    (e)  Valuations{TC}.  As of each Valuation Date, the Trustee
                         ----------
(or the Trustee's designee) shall adjust the net credit balance of each Member's Accrued Benefit, in the respective Investment Categories of the Fund, upward or downward, pro rata, so that the aggregate of such unit credit balances for all Members' Accounts invested in each such Investment Category will equal the net worth of such Investment Category of the Fund as of that Valuation Date, using fair market values as determined by the Trustee.

                    (f)  Bookkeeping{TC}.  The Administrator shall maintain
                         -----------
separate bookkeeping accounts to reflect each Member's contributions under subsections 4(a) and 4(f), the amount of each Member's after-tax contributions to the TRASOP transferred to this Plan and Participating Company matching contributions allocated to each Member under subsection 4(b).

     SECTION 7.  BENEFICIARIES AND DEATH BENEFITS{TC}
     ------------------------------------------------

          (a)  Primary Beneficiary{TC}.  A married Member's beneficiary for any
               -------------------
death benefit payable hereunder shall be the Member's spouse unless such spouse consents in writing witnessed by a notary public or representative of the Plan in a manner prescribed by the Administrator to the Member's designation of a different beneficiary. Any such waiver shall apply only to the beneficiary or contingent beneficiary named by the Member coincident to the spouse's waiver and shall be irrevocable with respect to such designation. An unmarried Member's beneficiary hereunder shall be the beneficiary the Member designated under the Participating Company's basic group life insurance plan covering the Member. Notwithstanding the foregoing, a married Member may designate a beneficiary other than the Member's spouse under the following circumstances:

               (i) the Member establishes to the satisfaction of the Administrator that his spouse cannot be located; or

               (ii) furnishes a court order to the Administrator establishing that the Member is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Member provides that the spouse's consent must be obtained; or

               (iii) the spouse has previously given consent in accordance with this subsection and consented to the Member's right to choose any optional mode and to designate any beneficiary without further consent by the spouse.

          (b)  Designation of Alternate Beneficiary{TC}.  Notwithstanding
               ------------------------------------
subsection 7(a), each unmarried Member and a married Member whose spouse grants a waiver shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the distribution of such benefit by filing a written designation with the Administrator on the form prescribed by the Administrator.

          (c)  General Rules{TC}.  The consent of a beneficiary other than a
               -------------
spouse is not required for any revocation or change of election of beneficiary. Any written designation shall become effective only upon its receipt by the Administrator. If (i) the Member's beneficiary is not governed by subsection 7(a), (ii) the Member has not designated a beneficiary under the basic group life insurance plan or this Plan, or (iii) the Member's beneficiary and all designated contingent beneficiaries die before the distribution of benefits, then the Member's beneficiary shall be the Member's estate.

     SECTION 8.  BENEFITS FOR MEMBERS{TC}
     ------------------------------------

               The following are the only post-employment benefits provided by the Plan:

               (a)  Retirement Benefit{TC}
                    ------------------

                    (i) Each Member shall be entitled to a retirement benefit equal to his Accrued Benefit as of the distribution date prescribed by subsection 9(a)(i) following his retirement on or after his Normal Retirement Date.

                    (ii) An Eligible Employee who continues employment beyond his Normal Retirement Date shall continue to be eligible to participate in the Plan.

               (b)  Death Benefit{TC}.  In the event of the death of a Member
                    -------------
before distribution of his Accrued Benefit, the Member's Accrued Benefit as of the distribution date prescribed by subsection 9(a)(ii) shall constitute his death benefit and shall be distributed pursuant to Sections 7 and 9 (i) to his designated beneficiary or (ii) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(c).

               (c)  Disability Benefit{TC}.  In the event a Member terminates
                    ------------------
employment with all Participating Companies and Related Entities due to Disability, the Member's Accrued Benefit as of the distribution date prescribed by subsection 9(a)(iii) for his termination of employment due to Disability shall constitute his Disability benefit.

               (d)  Termination of Employment Benefit{TC}.  In the event a
                    ---------------------------------
Member terminates employment with all Participating Companies and Related Entities other than by reason of retirement on or after his Normal Retirement Date, Disability or death, the Member's Accrued Benefit as of the date prescribed for distribution in accordance with subsection 9(a)(iii) shall constitute his benefit.

     SECTION 9.  DISTRIBUTION OF BENEFITS{TC}
     ----------------------------------------

               (a)  Commencement{TC}
                    ------------

                    (i)  Normal or Late Retirement.  Benefits payable under
                         -------------------------
subsection 8(a) due to retirement shall be distributed as soon after the Member's termination of employment as is administratively feasible. In no event shall the payment of benefits commence later than the sixtieth day after the close of the Plan Year in which the latest of the following occurs:

                         (A) The Member's Normal Retirement Date;

                         (B) The Member's termination of employment; or

                         (C) The tenth anniversary of the year in which the

Member commenced participation in the Plan.

Notwithstanding any provision of the Plan to the contrary, in the case of a Member who is a 5% owner (as defined in section 416 of the Code) with respect to the calendar year in which the Member attains age 70-1/2, distribution of benefits shall commence not later than April 1 of the calendar year following the calendar year in which the Member attains age 70-1/2. Distributions required under this subsection prior to a Member's termination of employment shall be made in periodic payments. The first payment shall be made on or before April 1 following the close of the calendar year in which the Member attained age 70-1/2. Subsequent payments shall be made in each December. The amount of each payment shall be the minimum amount required to be distributed under section 401(a)(9) of the Code under the assumptions that the Member has no designated beneficiary or spousal beneficiary and the Member's life expectancy is redetermined annually in accordance with applicable regulations under the Code.

                    (ii)   Death.  Benefits payable under subsection 8(b) due
                           -----
to death shall be distributed as soon after the Member's death as is administratively feasible. Distribution of death benefits must be completed within five years of the Member's date of death.

                    (iii)  Termination of Employment.  Benefits payable under
                           -------------------------
subsection 8(c) due to Disability or 8(d) due to termination of employment shall be distributed as soon after the Member's termination of employment as is administratively feasible. However, if the Member's Accrued Benefit exceeds $5,000, and he has not yet reached his Normal Retirement Date, distribution of benefits shall not commence unless the Member consents to such distribution in writing. If the Member initially does not consent to the distribution, his Accrued Benefit shall be retained in the Fund until the Member requests a distribution. A Member's election to commence payment prior to his Normal Retirement Date must be made within the 90-day period ending on the distribution date elected by the Member and in no event earlier than the date the Administrator provides the Member with written information relating to his right to defer payment until his Normal Retirement Date and his right to make a direct rollover as set forth in Section 9(e). Such information must be supplied not less than 30 days nor more than 90 days prior to the distribution date. Notwithstanding the preceding sentence, a Member's distribution date may occur less than 30 days after such information has been supplied to the Member provided that, after the Member has received such information and has been advised of his right to a 30-day period to make a decision regarding the distribution, the Member affirmatively elects a distribution. If the Member does not request distribution, the Administrator shall distribute the Member's Accrued Benefit as of the first to occur of the Member's Normal Retirement Date or death (provided the Administrator receives notice of the Member's death).

          (b)  Benefit Form{TC}.  All benefits payable to terminated Members
               ------------
under Section 8 shall be distributed in one lump sum. Minimum required distributions to an Eligible Employee pursuant to subsection 401(a)(9) of the Code shall be made in a series of periodic distributions in an amount determined under subsection 9(a)(i).

          (c)  Withholding{TC}.  All distributions under the Plan are subject to
               -----------
federal, state and local tax withholding as required by applicable law as in effect from time to time.

          (d)  Minimum Distribution Requirements{TC}.  The provisions of this
               ---------------------------------
Section 9 shall be construed in accordance with section 401(a)(9) of the Code and regulations thereunder, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code as set forth in proposed Treas. Reg.
(S)1.401(a)(9)-2.

          (e) Direct Rollover{TC}.  In the event any payment or payments
              ---------------
(excluding any amount not includible in gross income) to be made to a person pursuant to this Section 9 or Section 10 would constitute an "eligible rollover distribution" within the meaning of section 401(a)(31)(C) of the Code and regulations thereunder, such person may request that, in lieu of payment to the person, all or part of such payment or payments be rolled over directly from the Trustee to the trustee of an "eligible retirement plan" within the meaning of section 401(a)(31)(D) of the Code and regulations thereunder. Any such request shall be made at the time and in the manner prescribed by the Administrator or its delegate, subject to such requirements and restrictions as may be prescribed by applicable Treasury regulations. For purposes of this subsection, a "person" shall include an Employee or former Employee or his surviving spouse or his spouse or former spouse who is an alternate payee under a qualified domestic relations order with the meaning of section 414(p) of the Code.

     SECTION 10.   IN-SERVICE DISTRIBUTIONS{TC}
     ------------------------------------------

          (a)  Age 59-1/2{TC}.  An Eligible Employee who has attained age 59-1/2
               ----------
shall have the right to withdraw all or a portion of his Accrued Benefit in cash at any time in the manner and pursuant to the procedures prescribed by the Administrator or its delegate. The withdrawal shall be charged proportionately to the Investment Categories in which the Eligible Employee has an account. All withdrawals shall be made in a single sum distribution.

          (b)  Hardship Distributions{TC}.  The Administrator shall permit an
               ----------------------
in-service distribution to an Eligible Employee from contributions made to the Plan on his behalf on account of financial hardship, subject to the limitations of this subsection and subsection 10(e). A distribution is on account of hardship only if the distribution both (i) is made on account of an immediate and heavy financial need of the Eligible Employee as determined under subsection 10(c) and (ii) is necessary to satisfy such financial need as determined under subsection 10(d).

          (c)  Need{TC}.  A distribution shall be deemed to be made on account
               ----
of an immediate and heavy financial need of the Eligible Employee if the distribution is on account of (i) medical expenses described in section 213(d) of the Code incurred by the Eligible Employee, the Eligible Employee's spouse or any dependent of the Eligible Employee (as defined in section 152 of the Code);
(ii) purchase (excluding mortgage payments) of a principal residence for the Eligible Employee; (iii) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Eligible Employee, the Eligible Employee's spouse, child or any dependent of the Eligible Employee (as defined in section 152 of the Code); (iv) the need to prevent the eviction of the Eligible Employee from his principal residence or foreclosure on the mortgage of the Eligible Employee's principal residence; or (v) such other reason as the Commissioner of Internal Revenue specifies as a deemed immediate and heavy financial need through the publication of regulations, revenue rulings, notices or other documents of general applicability.

          (d)  Satisfaction of Need{TC}.  A distribution shall be deemed to be
               --------------------
necessary to satisfy an immediate and heavy financial need of an Eligible Employee only if all of the requirements or conditions set forth below are satisfied or agreed to by the Eligible Employee, as appropriate.

               (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Eligible Employee, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

               (ii) The Eligible Employee has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans subject to section 415 of the Code maintained by a Participating Company or any Related Entity.

               (iii) The Eligible Employee's elective contributions under this Plan and each other plan subject to section 415 of the Code maintained by a Participating Company or a Related Entity in which the Eligible Employee participates are suspended for twelve full calendar months after receipt of the distribution.

               (iv) The Eligible Employee does not make elective contributions under this Plan or any other plan maintained by a Participating Company or a Related Entity for the year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such next taxable year reduced by the amount of the Eligible Employee's elective contributions for the taxable year of the hardship distribution.

          (e)  Limitation{TC}.  Distributions on account of hardship shall be
               ----------
in cash and shall be limited to the lesser of (i) 75% of the Eligible Employee's Accrued Benefit reduced by the principal amount of any loan from the Fund to the Eligible Employee which is outstanding immediately prior to the hardship distribution or (ii) 100% of the sum of the Eligible Employee's contributions under subsections 4(a) and 4(f) and Participating Company matching contributions made on the Eligible Employee's behalf under subsection 4(b) not previously withdrawn, both determined as of the date of the Eligible Employee's distribution request.

          (f)  General Rules{TC}.  Distributions on account of hardship shall
               -------------
be made as soon after the Eligible Employee's request as is administratively feasible, in accordance with procedures prescribed by the Administrator or its delegate. Such distributions shall be charged proportionately to the Investment Categories in which the Eligible Employee has an account.

          (g)  Pledged Amounts{TC}.  Notwithstanding anything in this Section
               ---------------
10 to the contrary, no Member shall be permitted to withdraw any portion of his Accrued Benefit that has been pledged as security for a loan and allocated to his Loan Fund under Section 11.

     SECTION 11.  LOANS{TC}
     ----------------------

          (a)  Permissibility{TC}.  Each Member who is an Employee of a
               --------------
Participating Company and any other Member who is a Party in Interest may apply for a loan from the Plan in the manner and pursuant to the procedures prescribed by the Administrator or its delegate. The proceeds of any loan shall be disbursed to the Member in cash.

          (b)  Application{TC}.  Subject to such uniform and nondiscriminatory
               -----------
rules as may from time to time be adopted by the Administrator, the Trustee, upon application by such Member, in the manner and pursuant to the procedures prescribed by the Administrator or its delegate, may make a loan or loans to such applicant. No loan shall be granted if there is already a loan outstanding, or if proceeds of a prior loan were issued to the Member at any time during the Plan Year in which the application is made.

          (c)  Limitation on Amount{TC}.  Loans shall be at least $500 in
               --------------------
amount, and in no event shall total loans exceed the lesser of (i) 50% of the Member's Accrued Benefit as of the date on which the loan is made, or (ii) $50,000, reduced by the excess, if any, of (A) the highest outstanding balance of all loans during the 12 months prior to the time the new loan is to be made over (B) the outstanding balance of loans made to the Member on the date such new loan is made. Loans under any other qualified plan sponsored by the Participating Companies and all Related Entities shall be aggregated with loans under the Plan in determining whether or not the limitation stated herein has been exceeded.

          (d)  Equality of Borrowing Opportunity{TC}.  Loans shall be
               ---------------------------------
available to all Members who are Parties in Interest on a reasonably equivalent basis. Loans shall not be made available to Members who are or were highly compensated employees (within the meaning of section 414(q) of the Code) in an amount greater than the amount available to other Members.

          (e) Loan Statement{TC}.  Every Member receiving a loan hereunder will
              --------------
receive a statement from the Administrator clearly reflecting the charges involved in each transaction, including the dollar amount and annual interest rate of the finance charges. The statement will provide all information required to meet applicable "truth-in-lending" laws.

          (f)  Restriction on Loans{TC}.  The Administrator will not approve
               --------------------
any loan if it is the belief of the Administrator that such loan, if made, would constitute a prohibited transaction (within the meaning of section 406 of ERISA or section 4975(c) of the Code), would constitute a distribution taxable for federal income tax purposes, or would imperil the status of the Plan or any part thereof under section 401(k) of the Code.

          (g)  Loans as Fund Investments{TC}.  All loans shall be considered
               -------------------------
as fixed income investments of a segregated account of the Fund (the "Loan Fund") directed by the borrower. Accordingly, the following conditions shall prevail with respect to each such loan:

               (i)  Security.  All loans shall be secured by the portion of the
                    --------
Member's Accrued Benefit allocated to the Loan Fund pursuant to subsection 11(g)(vii), which shall not exceed 50% of the Member's Accrued Benefit as of the date on which the loan is made, and by the pledge of such further collateral as the Administrator, in its discretion, deems necessary to assure repayment of the borrowed amount and all interest to be accrued thereon in accordance with the terms of the loan.

               (ii) Interest Rate.  Interest shall be charged at a rate to be
                    -------------
fixed by the Administrator and, in determining the interest rate, the Administrator shall take into consideration interest rates currently being charged on similar commercial loans by persons in the business of lending money.

               (iii)  Loan Term.  Loans shall be for terms of up to 48
                      ---------
consecutive calendar months. However, if the loan will be used to acquire the Member's principal residence, the term of the loan may be for a maximum term not greater than the lesser of (A) the time until the Member attains his Normal Retirement Date or (B) thirty years. Loans shall be non-renewable and non-extendable.

               (iv)   Promissory Note. Any loan made to a Member under this
                      ---------------
Section 11 shall be evidenced by a promissory note executed by the Member. Such promissory note shall contain the irrevocable consent of the Member to the payroll withholding described in subsection 11(g)(v), if applicable. The Administrator shall have the right to require the Member to execute a revised promissory note if the Administrator determines it is necessary to comply with ERISA or the Code. In the event the Member does not execute such revised promissory note by the date prescribed by the Administrator, the loan shall become due and payable as of such date.

               (v)    Repayment.  Loans shall be repaid in level installments
                      ---------
in each payroll period through payroll withholding; provided, however, that:

                      (A) a Member who is not an Employee of a Participating Company but who (1) is a Party in Interest or (2) continues scheduled payments
                 -                             -
subject to the rules described in subsection (g)(viii)(A)(2); or
                                                          -

                      (B) a Member who is an Employee of a Participating Company but for whom the Administrator has determined that payroll withholding is not practicable, shall repay by personal check or in such other manner directed by the Administrator. Loans may be prepaid in full, without penalty, on any installment payment date which occurs at least one year after the loan is made. Partial prepayment is not permitted.

          If a Member who is repaying a loan through payroll withholding is granted a leave of absence by a Participating Company that is for a period of not more than one year and during which the Member's compensation is insufficient to pay the required loan installment, payment of the loan will be waived during the leave of absence. If the Member returns to active employment after an absence of no more than four weeks, amounts which would have been withheld during the leave of absence for purposes of repaying the loan shall be withheld from the Member's first pay after the absence. If the Member returns to active employment after an absence of more than four weeks, at the option of the Trustee, either (I) unpaid interest accrued on the loan shall be withheld from the Member's first pay after the absence and the unpaid balance of the loan shall be reamortized over the remaining term of the loan or (II) the period of repayment shall be extended for the period necessary to permit repayment, but not in excess of 12 months.
          (vi) Loan Fees.  Fees properly chargeable in connection with a loan
               ---------
may be charged, in accordance with a uniform and nondiscriminatory policy established by the Administrator, against the Accrued Benefit of the Member to whom the loan is granted.

                    (vii)  Loan Fund.
                           ---------

                           (A)  A portion of the Member's Accrued Benefit that
is equal to the initial principal amount of any loan made pursuant to this
Section 11 shall be transferred, upon the approval of the loan application and disbursement of the initial principal amount to the Member, to a Loan Fund established for the Member. If a Member's Accrued

Benefit is invested in more than one Investment Category, the transfer shall be made pro-rata from the Investment Categories in which the Member's Accrued Benefit is invested.

                           (B)  In the event that any outstanding loan made to a
Member is in default as described in subsection 11(g)(viii) or is subject to a grace period as described in subsection 11(g)(viii)(A), the amount allocated to a Member's Loan Fund shall be increased periodically, at such intervals as shall be specified by the Administrator, by an amount equal to the unpaid interest accrued on such loan since the last such increase, if any, pursuant to this subsection 11(g)(viii)(B).

                           (C)  Loan payments to the Plan by the Member shall be
invested in the Investment Categories on the basis of the Member's current investment election for future contributions under Section 6. At the same time, the portion of the Member's Accrued Benefit allocated to the Loan Fund shall be reduced by the portion of each loan payment attributable to principal and, in the event that the Member's Loan Fund has been increased by unpaid interest pursuant to subsection 11(g)(vii)(B), by the portion of the loan payment that is attributable to such interest.


                    (viii) Default and Remedies.
                           --------------------

                           (A)  Instances of Default.  In the event that:
                                --------------------

                                (1)  a Member terminates employment with all
                                ---
Participating Companies and Related Entities, elects not to continue scheduled payments pursuant to a procedure approved by the Administrator and fails (or, in the case of a deceased Member, the beneficiary fails) to repay the full unpaid balance of the loan plus applicable interest by the close of the grace period;

                                (2)  a Member terminates employment with all
                                ---
Participating Companies and Related Entities, elects to continue scheduled payments pursuant to a procedure approved by the Administrator and fails to make two consecutive scheduled payments;

                                (3)  the loan is not repaid by the time the
                                ---
promissory note matures;

                                (4)  a Member revokes or attempts to revoke any
                                ---
payroll withholding authorization for repayment of the loan without the consent of the Administrator;

                                (5)  a Member (other than a Member on a leave of
                                ---
absence described in the second paragraph of subsection 11(g)(v) or a Member who has terminated employment and continues scheduled payments subject to the rules described in subsection (g)(viii)(A)(2)) fails to pay any installment when due;
                                     -

                                (6)  a Member fails to execute a revised
                                ---
promissory note pursuant to subsection 11(g)(iv)); or

                                (7)  distributions under subsection 9(a) to a
Member who has reached age 70-1/2 would require distribution of amounts allocated to the Member's Loan Fund, before a loan is repaid in full, the unpaid balance of the loan, with interest due thereon, shall become immediately due and payable. The phrase "close of the grace period" shall mean the date that is sixty (60) days after the last day of the calendar month in which the Member's termination of employment occurs. Notwithstanding anything in this subsection 11(g)(viii) to the contrary, a Member's loan shall become due and payable immediately upon the Member's termination of employment without regard to the grace period (I) if the term of the loan would otherwise expire prior to the end of the otherwise applicable grace period or (II) if permitting amounts due to remain unpaid to the end of the otherwise applicable grace period would, if the Member failed to make payment during that period, cause the amount due under the loan (principal and interest) to exceed the maximum loan amount described in the first sentence of subsection 11(c).

                           (B)  Remedies. In the event that a loan becomes
                                --------
immediately due and payable (in "default") pursuant to subsection 11(g)(viii)(A), the Member (or his beneficiary in the event of his death) may satisfy the loan by paying the outstanding balance in full. Otherwise, the Member's Accrued Benefit shall be reduced by the amount allocated to his Loan Fund before any benefit which is or becomes payable to the Member or his beneficiary is distributed. In the case of a benefit which becomes payable to the Member or his beneficiary pursuant to the Member's death, termination of employment or attainment of age 59-1/2, the reduction described in the preceding sentence shall occur on the earliest date following such default on which the Member or beneficiary could receive payment of such benefit, had the proper application been filed or election been made, regardless of whether or not payment is actually made to the Member or beneficiary on such date. In the case of a benefit which becomes payable under any other Plan provision, the reduction shall occur on the date such benefit is paid to the Member.

          SECTION 12.  AMENDMENT AND TERMINATION{TC}
          --------------------------------------

               (a)  Amendment{TC}.  The provisions of this Plan may be amended
                    ---------
by the Company from time to time and at any time in whole or in part, provided that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries, and that no amendment shall operate to deprive any Member of any rights or benefits accrued to him under the Plan prior to such amendment. Each amendment to the Plan shall be adopted by the Board of Directors through resolutions; provided, however, that the Senior Vice President-Business Services Group of the Company, or such other appropriate officer of the Company as shall be identified in a written delegation of amendment authority made by the Board of Directors or the Senior Vice President-Business Services Group of the Company, may make, in writing, all technical, administrative, regulatory and compliance amendments to the Plan, and any other amendment that will not significantly increase the cost of the Plan to the Participating Companies, as such officer shall deem necessary or appropriate without the approval of the Board of Directors.

               (b)  Termination{TC}. While it is the Company's intention to
                    -----------
continue the Plan in operation indefinitely, the Company, nevertheless, expressly reserves the right, through resolutions adopted by the Board of Directors, to terminate the Plan in whole or in part or discontinue contributions in the event of unforeseen conditions. Any such termination, partial termination or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the Fund to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.

               (c)  Conduct on Termination{TC}. If the Plan is to be terminated
                    ----------------------
at any time, the Company shall give written notice to the Trustee. The Trustee shall thereupon revalue the assets of the Fund and the accounts of the Members as of the date of termination, partial termination or discontinuance of contributions and, after discharging and satisfying any obligations of the Plan, shall allocate all unallocated assets to the Accrued Benefits of the Members at the date of termination, partial termination or discontinuance of contributions as provided for in subsection 6(f). Upon termination, partial termination or discontinuance of contributions the Accrued Benefits of Members affected thereby shall remain fully vested. The Administrator, in its sole discretion, shall instruct the Trustee either (i) to pay over to each affected Member his Accrued Benefit or (ii) to continue to control and manage the Fund for the benefit of the Members to whom distributions will be made in later periods at the time provided in Sections 8 and 10 and in the manner provided in Section 9.

          SECTION 13. LIMITATION OF RIGHTS{TC}
          ------------------------------------

               (a)  Alienation{TC}.  None of the payments, benefits or rights of
                    ----------
any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Member. No person or entity shall have any legal or equitable right to any portion of the Fund except as expressly provided in the Plan. No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries in accordance with the Plan. For purposes of this subsection, neither a loan made to an Eligible Employee nor the pledging of the Eligible Employee's Accrued Benefit as security therefor, both pursuant to Section 11, shall be treated as an assignment or alienation.

               (b)  Qualified Domestic Relations Order or Federal Tax Levy
                    ------------------------------------------------------
Exception{TC}. Subsection 13(a) shall not apply to the creation, assignment or
---------
recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of section 414(p) of the Code or under a federal tax levy made pursuant to section 6331 of the Code.

               (c)  Employment{TC}. Neither the establishment of the Plan, nor
                    ----------
any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against any Participating Company, the Trustee, or the Administrator, unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Administrator or the Company in accordance with the terms and provisions of the Plan or as giving any person the right to be retained in the employ of any Participating Company. All Eligible Employees and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

          SECTION 14. MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS{TC}
          -------------------------------------------------------------------

          Pursuant to action by the Board of Directors or its authorized delegate, the Plan may be merged or consolidated with, or a portion of its assets and liabilities may be transferred to, another qualified plan. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer calculated as if the Plan were then to terminate which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had been terminated.

          SECTION 15. PARTICIPATION BY SUBSIDIARIES{TC}
          ---------------------------------------------

               (a)  Commencement{TC}. Any subsidiary of the Company may, with
                    ------------
the permission of the Board of Directors, elect to adopt this Plan.

               (b)  Termination{TC}. The Company may, by action of the Board of
                    -----------
Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be effected by a duly executed instrument delivered to the Trustee instructing the Trustee to segregate the portion of the Fund allocable to the Employees of such Participating Company and pay such amount over to the separate fund.

               (c)  Single Plan{TC}. The Plan shall at all times be administered
                    -----------
and interpreted as a single plan for the benefit of the Employees of all Participating Companies.

               (d)  Delegation of Authority{TC}. Any Participating Company which
                    -----------------------
adopts the Plan thereby acknowledges that the Company has all the rights and duties thereof under the Plan.

               SECTION 16. MISCELLANEOUS{TC}
               -------------------------

                    (a)  Incapacity{TC}. If the Administrator determines that a
                         ----------
person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrator may direct the Trustee to make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Administrator considers advisable. Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.

                    (b)  Reversions{TC}. In no event, except as hereafter
                         ----------
provided, shall the Trustee return to any Participating Company any amount contributed to the Plan.

                         (i)   Mistake of Fact.  In the case of a contribution
                               ---------------
made by a good faith mistake of fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.

                         (ii)  Deductibility. To the extent deduction of any
                               -------------
contribution determined by the Participating Company in good faith to be deductible is disallowed, or such contribution is otherwise nondeductible and recovery thereof is permitted, the Trustee shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed or recovery is otherwise permitted within one year after the disallowance of the deduction or as otherwise permitted by applicable administrative rules.

                         (iii) Deferral Tests. This subsection shall not
                               --------------
preclude refunds made in accordance with subsections 4(c)(i) and 4(d)(ii).

                         (iv)  Limitation. No return of contributions shall be
                               ----------
made under this subsection which adversely affects the Plan's qualified status under regulations, rulings or other published positions of the Internal Revenue Service.

                    (c)  Effective Date{TC}. The Plan is effective July 1, 1999,
                         --------------
except as otherwise set forth herein. Prior to July 1, 1999, the rights and entitlements of any person shall be determined under the PECO Energy Company Employee Savings Plan as effective on the date the right or entitlement is claimed to exist.

                    (d)  Pronouns{TC}. The use of the masculine pronoun shall be
                         --------
extended to include the feminine gender wherever appropriate.

                    (e)  Interpretation{TC}. The Plan is a profit sharing plan
                         --------------
including a qualified, tax exempt trust under sections 401(a) and 501(a) of the Code and a qualified cash or deferred arrangement under section 401(k)(2) of the Code. The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.

     SECTION 17.  TOP-HEAVY REQUIREMENTS{TC}
     ---------------------------------------

          (a)  General Rule{TC}.  For any Plan Year in which the Plan is a top-
               ------------
heavy plan or included in a top-heavy group as determined under this Section, the special requirements of this Section shall apply. The Plan shall be a top-heavy plan (if it is not included in an "aggregation group") or a plan included in a top-heavy group (if it is included in an "aggregation group") with respect to any Plan Year if the sum as of the "determination date" of the "cumulative accounts" of "key employees" for the Plan Year exceeds 60% of a similar sum determined for all "employees", excluding "employees" who were "key employees" in prior Plan Years only.

          (b)  Definitions{TC}.  For purposes of this Section, the following
               -----------
definitions shall apply to be interpreted in accordance with the provisions of section 416 of the Code and the regulations thereunder.

               (i)  "Aggregation Group" shall mean the plans of each
                     -----------------
Participating Company or a Related Entity included below:

                    (A) each such plan in which a "key employee" is a participant including a terminated plan in which a "key employee" was a participant within the five years ending on the "determination date";

                    (B) each other such plan which enables any plan in subsection (A) above to meet the requirements of section 401(a)(4) or 410 of the Code; and

                    (C) each other plan not required to be included in the "aggregation group" which the Company elects to include in the "aggregation group" in accordance with the "permissive aggregation group" rules of the Code if such group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

               (ii) "Cumulative Account" for any "employee" shall mean the sum
                     ------------------
of the amount of his accounts under this Plan plus all defined contribution plans included in the "aggregation group" (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the "determination date," increased by any contributions due after such valuation date and before the "determination date" plus the present value of his accrued benefit under all defined benefit pension plans included in the "aggregation group" (if any) as of the "determination date." For a defined benefit plan, the present value of the accrued benefit as of any particular "determination date" shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Participating Companies and all Related Entities, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within a twelve-month period ending on the "determination date." For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under section 412 of the Code. "Cumulative accounts" of "employees" who have not performed services for any Participating Company or Related Entity for the five-year period ending on the "determination date" shall be disregarded. An "employee's" "cumulative account" shall be increased by the aggregate distributions during the five-year period ending on the "determination date" made with respect to him under any plan in the "aggregation group." Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the "aggregation group" shall be included in the "cumulative account" unless the transfer is initiated by the "employee" and made from a plan maintained by an employer which is not a Participating Company or Related Entity.

               (iii)  "Determination Date" shall mean with respect to any Plan
                       ------------------
Year the last day of the preceding Plan Year.

               (iv)   "Employee" shall mean any person (including a beneficiary
                       --------
thereof) who has or had an accrued benefit held under this Plan or a plan in the "aggregation group" including this Plan at any time during the current or four preceding Plan Years. Any "employee" other than a "key employee" described in subsection 17(b)(v) shall be considered a "non-key employee" for purposes of this Section 17.

               (v)    "Key Employee" shall mean any "employee" or former
                       ------------
"employee" (including a beneficiary thereof) who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:

                      (A) an officer of a Participating Company or a Related Entity whose compensation (as defined in subsection 5(b)) exceeds 50% of the dollar limitation in effect under section 415(b)(1)(A) of the Code, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the "employees") have higher annual compensation;

                      (B) one of the ten persons employed by a Participating Company or Related Entity having annual compensation (as defined in subsection 5(b)) greater than the limitation in effect under section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of section 318 of the Code) the largest interests (at least 1/2%) in all Participating Companies or Related Entities. For purposes of this subsection (B), if two

"employees" have the same interest, the one with the greater compensation shall be treated as owning the larger interest;

                      (C) any person owning (or considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of a Participating Company or a Related Entity or stock possessing more than 5% of the total combined voting power of such stock;

                      (D) a person who would be described in subsection (C) above if 1% were substituted for 5% each place the same appears in subsection
(C) above, and who has annual compensation (as defined in subsection 5(b)) of more than $150,000. For purposes of determining ownership under this subsection, section 318(a)(2)(C) of the Code shall be applied by substituting 5% for 50%.

               (c)  Vesting{TC}.  The Accrued Benefit of each Member shall
                    -------
remain 100% nonforfeitable.

               (d)  Minimum Contribution{TC}.  Except as provided below, minimum
                    --------------------
Participating Company contributions for a Member who is not a "key employee" shall be required in an amount equal to the lesser of 3% of compensation (as defined in subsection 5(b) but limited to $150,000 or such other amount as may apply under section 401(a)(17) of the Code) or the highest percentage of such compensation contributed for any "key employee" under Section 4 (including contributions made pursuant to subsections 4(a) and (b)). For purposes of determining whether or not the minimum contribution described in this subsection has been made, (i) employer social security contributions shall be disregarded,
(ii) employer matching contributions and elective deferrals shall be disregarded, and (iii) all defined contribution plans in the "aggregation group" shall be treated as a single plan. Each "non-key employee" of a

Participating Company who has not separated from service at the end of the Plan Year and who has satisfied the eligibility requirements of subsection 3(a) shall receive any minimum contribution provided under this Section 17 without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year or
(ii) earnings level for the Plan Year. If an "employee" participates in both this Plan and a defined benefit plan sponsored by a Participating Company or a Related Entity, the minimum benefit shall be provided under the defined benefit plan.

          IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officers thereunto duly authorized, and its corporate seal to be affixed hereto, this 10th day of February, 2000.


Attest:                                 PECO ENERGY COMPANY

/s/  Todd D. Cutler                     By /s/  William H. Smith, III
-------------------                       ---------------------------------
Assist. Secretary

[Corporate Seal]

                   PECO ENERGY COMPANY EMPLOYEE SAVINGS PLAN
                   -----------------------------------------
                 (Amended and Restated Effective July 1, 1999)
                 ---------------------------------------------

                                AMENDMENT NO. 1
                                ---------------


     PECO ENERGY COMPANY, a Pennsylvania corporation (the "Company"), established the Philadelphia Electric Company Employee Savings Plan effective January 1, 1984, which Plan was amended from time to time and was last amended and completely restated effective July 1, 1999. Pursuant to the authority in
Section 12(a) of the Plan, the Senior Vice President-Business Services Group of the Company hereby amends the Plan, effective May 1, 2000, as hereinafter set forth:

     Section 3 is deleted in its entirety and the following substituted therefor:

          SECTION 3.  PARTICIPATION IN THE PLAN
          ----------  -------------------------

               (a) Eligibility on or after May 1, 2000.  Effective on or after
                   -----------------------------------
     May 1, 2000, each and every Eligible Employee shall qualify for participation immediately upon the date on which he first is credited with an Hour of Service as an Employee. An Eligible Employee who subsequently becomes ineligible for any reason, or who for any reason is not an Eligible Employee at the time he first is credited with an Hour of Service as an Employee, shall qualify initially or requalify for participation immediately upon becoming an Eligible Employee.

               (b) Initial Eligibility before May 1, 2000.  Effective before May
                   --------------------------------------
     1, 2000, each and every Eligible Employee shall qualify for participation immediately upon the date that is six months after the date on which he first is credited with an Hour of Service as an Employee, if he is then an Eligible Employee.

               (c) Termination and Requalification before May 1, 2000.  This
                   --------------------------------------------------
     subsection 3(c) shall be effective before May 1, 2000. An Eligible Employee who has satisfied the service requirements of subsection 3(b) and who subsequently becomes ineligible for any reason, or who for any reason is not an Eligible Employee at the time he satisfies such service requirements, shall qualify initially or requalify for participation immediately upon becoming an Eligible Employee. For purposes of satisfying such service requirements, an Employee shall be credited with all employment with a Participating Company or Related Entity (together with (A) any period following termination of such employment, provided that the Employee is again credited with an Hour of Service before the earlier of (i) the first anniversary of such termination of employment or (ii) the first anniversary of the beginning of the Employee's absence from active employment for any other reason, or (B) any period of Qualified Military Service, provided the Employee returns to work with a Participating Company or Related Entity within the period during which his right to reemployment is protected by law) other than:

               (A) employment following the first anniversary of the beginning of the Employee's absence from active employment (without termination of employment), or

               (B) employment for a period of less than six months preceding a period of at least one year following the earlier of (i) termination of the Employee's employment with all Participating Companies and Related Entities, provided that the employee is not credited with an Hour of Service during such one-year period, or (ii) except in the case of an Employee described in (iii), the beginning of the Employee's absence from active employment other than for termination of such employment, or (iii) the first anniversary of the Employee's absence from active employment, without termination of employment, by reason of (1) the Employee's
                                                      -
     pregnancy, (2) by reason of birth of the Employee's child, (3) by reason of
                 -                                               -
     placement of a child with the Employee in connection with adoption of the child by the Employee, or (4) for purposes of caring for a child
                                -
     immediately after birth or placement.


     EXECUTED this 28th day of March, 2000.


Attest:                          PECO ENERGY COMPANY


/s/ Assistant Secretary          /s/ William H. Smith, III
-----------------------          --------------------------
Assist. Secretary                William H. Smith, III
                                 Senior Vice President
                                 Business Services Group

                   PECO ENERGY COMPANY EMPLOYEE SAVINGS PLAN
                   -----------------------------------------
                 (Amended and Restated Effective July 1, 1999
                 --------------------------------------------

                                AMENDMENT NO. 2
                                ---------------


     PECO ENERGY COMPANY, a Pennsylvania corporation (the "Company"), has established the PECO Energy Company Employee Savings Plan (the "Plan") which has been amended from time to time and was last amended and completely restated effective July 1, 1999. Pursuant to Section 12(a) of the Plan and pursuant to a resolution of the Company's Board of Directors dated July 25, 2000, the Company hereby amends the Plan, effective as of September 1, 2000, by deleting Section 4(b) in its entirety and substituting the following provision therefor:

          (b) Participating Company Matching Contributions.  Each Participating
              --------------------------------------------
     Company shall contribute to the Plan, on behalf of each Eligible Employee who is employed by the Participating Company at any time during a payroll period, an amount equal to 100% of the contributions made pursuant to subsection 4(a)(i) by the Eligible Employee for that payroll period (and while the Eligible Employee is employed by the Participating Company) which are not in excess of 5% of the Eligible Employee's Compensation paid by the Participating Company for such payroll period."


     EXECUTED this 14th day of August, 2000.


Attest:                                       PECO ENERGY COMPANY


/s/ Todd D. Cutler                            /s/ William H. Smith, III
------------------                            -------------------------
Assist. Secretary                             William H. Smith, III
                                              Senior Vice President
                                              Business Services Group

                   PECO ENERGY COMPANY EMPLOYEE SAVINGS PLAN
                   -----------------------------------------
                 (Amended and Restated Effective July 1, 1999)
                 -------------------------------------------

                                AMENDMENT NO. 3
                                ---------------


     PECO ENERGY COMPANY, a Pennsylvania corporation (the "Company"), has established the PECO Energy Company Employee Savings Plan (the "Plan") which has been amended from time to time and was last amended and completely restated effective July 1, 1999. Pursuant to the authority in Section 12(a) of the Plan, the Senior Vice President-Business Services Group of the Company hereby amends the Plan, effective as of September 1, 2000, by deleting Section 4(f) in its entirety and substituting the following provision therefor:

               "(f)  Rollovers.  Subject to applicable provisions of the Code,
                     ---------
     an Eligible Employee, regardless of whether such Eligible Employee has satisfied the requirements of subsection 3(a) for participation, may contribute either (A) an "eligible rollover distribution" from a "qualified trust" (within the meaning of section 402 of the Code) or (B) any portion of an individual retirement account consisting solely of a distribution described in (A) and earnings thereon. Subject to applicable provisions of the Code, a Member who is eligible for the Merger Separation Program described in Article IVE of the Service Annuity Plan of PECO Energy Company and who has elected to receive a single sum distribution pursuant to
     Section 4E.6(c) of such plan may contribute all or a portion of such single sum distribution, in 10% increments."


     EXECUTED this 5th day of September, 2000.


Attest:                                PECO ENERGY COMPANY


/s/ Todd D. Cutler                     /s/ William H. Smith, III
------------------                     --------------------------
Secretary                              William H. Smith, III
                                       Senior Vice President
                                       Business Services Group